08-Aug-2025

The Manitowoc Co., Inc. (MTW )

Q2 2025 Earnings Call

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CORPORATE PARTICIPANTS

Ion Warner

Senior Vice President-Marketing & Investor Relations, The Manitowoc Co., Inc.

Aaron H. Ravenscroft

President, Chief Executive Officer & Director, The Manitowoc Co., Inc.

Brian Patrick Regan

Executive Vice President & Chief Financial Officer, The Manitowoc Co., Inc.

OTHER PARTICIPANTS

Steven Fisher

Analyst, UBS Securities LLC

Mircea Dobre

Analyst, Robert W. Baird & Co., Inc.

Cliff F. Ransom

President, Ransom Research, Inc.

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MANAGEMENT DISCUSSION SECTION

Operator: Good day and welcome to the Manitowoc Company Second Quarter of 2025 Earnings Conference Call. Please note that today's event is being recorded and all participants will be in a listen-only mode. [Operator Instructions] After today's presentation, there will be an opportunity to ask questions. [Operator Instructions]

I would now like to turn the call over to Ion Warner, Vice President, Marketing and Investor Relations. Please go ahead.

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Ion Warner

Senior Vice President-Marketing & Investor Relations, The Manitowoc Co., Inc.

Good morning, everyone, and welcome to our earnings call to review the company's second quarter 2025 financial performance and business update as outlined in last evening's press release. Joining me this morning with prepared remarks are Aaron Ravenscroft, the President and Chief Executive Officer; and Brian Regan, our Executive Vice President and Chief Financial Officer.

Earlier this morning, we posted our slide presentation on the Investor Relations section on our website, manitowoc.com, which you can use to follow along with our prepared remarks. Please turn to slide 2.

Before we start, please note our Safe Harbor statement and the material provided for this call. During today's call, forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, are made based on the company's current assessment of its markets and other factors that affect its business. However, actual results could differ materially from any implied or actual projections due to one or more of the factors among others described in the company's latest SEC filings. The Manitowoc Company does not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or other circumstances.

And with that, I will now turn the call over to Aaron.

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Aaron H. Ravenscroft

President, Chief Executive Officer & Director, The Manitowoc Co., Inc.

Thank you, Ian, and good morning, everyone. Please turn to slide 3. To start, I'd like to express my deep appreciation for the hard work of the Manitowoc team. While the Great Trade Reset continues, I'm really proud of how our teams who continuously react to the ever-changing tariff landscape and focuses on finding solutions to service our customers.

During the second quarter, we generated $540 million in revenue and $26 million in adjusted EBITDA. Orders were $454 million and backlog ended the period at $729 million. Our non-new machine sales were $162 million, up 10% year-over-year.

In terms of tariffs, during our first quarter call, we were modeling $60 million in incremental tariffs for the year with

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plans to mitigate 80% to 90% of these costs. Today, we believe the full year gross impact of tariffs is $35 million. The change in our assumption is due to a combination of lower purchases and a different mix of various tariffs.

We expect to mitigate 90% of these costs. Given the fluid nature of the situation and the price elasticity of cranes in the short term, we see a drag on demand in the United States.

Moving to the Manitowoc Way, we recently held our annual corporate Kaizen in Niella, Italy. For this Kaizen, we organized four dedicated teams to focus on enhancing the information material flow essential to building rough terrain cranes. As always, a good Kaizen is a humbling experience. It reminds us that running a production line smoothly is only possible if all of the necessary parts are available exactly when needed, and sometimes that's a big if.

We walked away with a year's worth of action items, but what stood out most is the continued growth in collaboration and teamwork across the organization. It's inspiring to see how we keep getting better together. Also, I'd like to thank Ransom Research and Front Street Capital Management for their valuable participation in the event.

Quickly touching on safety, I'd like to recognize our team's steadfast efforts to improve our working environment. For the first half of the year, we achieved recordable injury rate or RIR of 0.67, which is another new safety record. Our goal is 0, but I'm proud that we continue to make progress towards it.

Please move to slide 4 for my market update. Starting with Europe, we're seeing two distinct market dynamics depending on the country. In the UK, Netherlands and France, demand has been slow. In contrast, customers in Spain, Italy and Germany are showing signs of optimism and we sense that business is starting to rebound.

Across Europe, we've recently seen three encouraging data points. Number one, the UK launched a £39 billion housing program for the next 10 years with a goal of building 300,000 homes. Number two, last month in Germany, the government passed a new accelerated depreciation scheme which, complements the €500 billion infrastructure fund that was recently created. And number three, in France, we saw many housing permits turn favorable, up 20% year-over-year.

On a product line basis, despite great excitement following the April Bauma trade show, momentum in the mobile crane market moderated during the quarter. At this point, we need to wait until after the summer holiday to get a clearer picture on demand. Conversely, however, the tower crane market has continued to be positive. Although the market hasn't fully recovered, we still have easy comparisons which is always the birth of a rebound. During the quarter, our new tower crane orders were up 104% versus the same period the year ago. This is the fourth quarter in a row that we have seen orders improve on a year-over-year basis.

Turning to the Middle East, the market continues its dynamic growth with especially strong activity in Saudi Arabia and UAE. During my recent visit to the Middle East, I was struck by the remarkable pace at which infrastructure projects move in this region. Major luxury residential developers like Sobha and Binghatti are reshaping the skylines of Dubai. In addition, the Stargate UAE data center project was kicked off outside of Abu Dhabi, starting with a 200-megawatt data center where we won an order for 16 large capacity tower cranes. Upon completion, the campus will span 10 square miles and is expected to host 5 gigawatts of capacity.

Likewise, Saudi remains highly active with our local partner playing a key role in several major stadium projects. The overall pipeline remains very strong.

Shifting our focus to Asia, China continues to face economic headwinds and we don't anticipate a meaningful

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rebound in the near term. Elsewhere, however, sentiment is improving. During my recent visit to Korea, coinciding with the national election, a common view prevailed. Regardless of political preference, the new president is seen as pragmatic and supportive of pro-business initiatives. In addition, renewed interest in the Samsung Fab Five semiconductor project has boosted confidence. We anticipate the Korean market could regain traction within the next six months.

In Vietnam, we secured crane orders for multiple projects this quarter, an encouraging signal of the market reawakening. Meanwhile, in Australia, conditions remain mixed. The Australian dollar has been hovering at AUD

0.56 to the €1, which has hindered the market but crane activity has been strong with early signs of activity emerging in preparation for the 2032 Brisbane Olympics.

Finally in North America, the market remains in a holder pattern. With significant uncertainty around how various tariffs may unfold, both dealers and crane rental houses are delaying purchasing decisions until there is more stability around tariffs and pricing. Overall, crane rental houses remain busy, and we've seen success at some of the bigger players to reduce the age of their fleets. This is encouraging for the health of the overall industry and I remain cautiously optimistic about long-term demand in the region.

Looking at the next 12 months, however, I have two views around US demand depending on the time horizon. For the next six months, it's hard to see a scenario where demand accelerates. Crane buyers can't afford to wait, and at the moment they prefer to buy units that are sitting on the ground at pre-tariff prices. If I consider the European's reciprocal tariffs, lots of buyers have been hoping that the tariff would drop below 10%. So we'll have to see how customers react to the 15% tariff. On a $2 million all-terrain crane, that's real money and rental rates would need to increase to financially justify a buying decision. Moreover, dealers are reluctant to place new orders and dealer inventory has been declining.

Looking beyond the next six months, dealer inventory in the US could reach all-time lows if current trends continue. As a result of the One Big Beautiful Bill, 100% accelerated depreciation has been reenacted. The previous program stimulated demand in the summer, and this could drive dealer inventories even lower. Point being dealer inventory could be exceptionally low, which is a classic signal for the market to accelerate at the beginning of next year. Unfortunately, we cannot turn our manufacturing on a dime and we have to align our build schedules with current demand. This adjustment will impact our financial performance in the second half of the year, which is why, we are guiding to the low end of our EBITDA range.

With that, I'll pass it on to Brian to walk you through the financials before I close with our strategy update.

Brian Patrick Regan

Executive Vice President & Chief Financial Officer, The Manitowoc Co., Inc.

Thanks, Aaron, and good morning, everyone. Move to slide 5. During the period, we had orders of $454 million, an increase of 6% from a year ago, resulting in Q2 ending backlog of $729 million. The higher order intake was driven primarily by our European tower crane business, where new machine orders were up 104% year-over- year. In addition, we saw an increase in our non-new machine orders. As Aaron mentioned, our third-party dealers in the US are reluctant to commit to orders at this time due to the uncertainty around tariffs.

For the quarter, this slowdown in demand was more than offset by higher orders in MGX, our wholly owned distribution business, as end customers place orders to lock in pricing on in-stock units. Net sales in the quarter were $540 million, a decrease of 4% from a year ago. We missed several deliveries due to supply chain

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constraints and last-minute commercial delays.

Our non-new machine sales were $162 million during the quarter, up 10% year-over-year, demonstrating the momentum we continue to build around our CRANES+50 strategy. On a trailing 12-month basis, non-new machine sales were $659 million, another record.

SG&A was $87 million in the quarter, up $4 million year-over-year. On an adjusted basis, SG&A was up $9 million year-over-year. Foreign currency accounted for $2 million with the balance driven by the Bauma trade show and other employee-related costs. Our adjusted EBITDA was $26 million, down $10 million year-over-year. This was primarily driven by the lower sales and the higher SG&A. The net headwinds from tariffs in the quarter was approximately $1 million. Our GAAP diluted income per share in the quarter was $0.04. On an adjusted basis, diluted income per share was $0.08, a decrease of $0.17 year-over-year.

Please turn to slide 6. Net working capital ended the quarter at $580 million, up $63 million year-over-year, of which $43 million was due to the payment of the EPA matter in April. Additionally, foreign currency accounted for

$14 million of the increase.

Moving to cash flows. We used $68 million of cash in operating activities during the quarter, which includes the

$43 million payment to resolve the EPA matter. Capital expenditures were $6 million, of which $3 million was for our rental fleet. Our cash balance was $33 million and total liquidity was $238 million at the end of the quarter. As anticipated, our net leverage ratio increased to approximately 4 times. We are focused on bringing our leverage back below our targeted 3 times by year-end.

Looking to the full year, between the tariffs and the build plan reductions mentioned by Aaron, we have line of sight to achieving the low end of our previously issued adjusted EBITDA guidance of $120 million to $145 million.

With that, I'll now turn the call back to Aaron.

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Aaron H. Ravenscroft

President, Chief Executive Officer & Director, The Manitowoc Co., Inc.

Thank you, Brian. Please turn to slide 7. While we anxiously wait to see how the Global Trade Reset plays out, we remain steadfast in our CRANES+50 strategy. During the quarter, we continued executing our strategy to strengthen our aftermarket business. We opened a new service branch near Warsaw, Poland. We expanded locations in Sydney, Australia, Nantes, France and Nashville. Our culture continues to evolve from being product- focused to customer-oriented. A good example of this is in Australia where we started to offer aftermarket tires, outrigger pads and rigging hardware to our customers, providing more of a one-stop shop. Every day we get better at servicing our customers.

In terms of improving our effectiveness as an aftermarket organization, we recently went live with ServiceMax. This system replaces over a dozen different legacy system. It enhances technician productivity, significantly upgrades our ability to manage service contracts, and reduces administrative overhead. My favorite part of the tool is that it provides us global asset management, so we can track every machine we manufacture from cradle to grave. It's a great repository for all of the maintenance and service work on any crane we sell, and it will keep us more closely connected to the iron when it gets traded or sold into the secondary market. Needless to say, ServiceMax is a big leap forward from the legacy ad-hoc Excel-based systems our teams previously used.

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Our CRANES+50 strategy is driving growth in higher-margin recurring revenue streams and creating long-term value for our business. While the turbulent second quarter was hard on our OE business, our MGX business in US posted great results. This is proof that our strategy is working.

In closing, while the global political and economic situation remains unpredictable, our focus is squarely on servicing our customers. The better we serve them, the stronger our partnerships become. When conditions improve, we'll be ready. In the meantime, we remain committed to executing our CRANES+50 strategy and creating long-term shareholder value.

With that, we'll open the line for questions.

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QUESTION AND ANSWER SECTION

Operator: We will now begin the question-and-answer session. [Operator Instructions] And our first question here will come from Steven Fisher with UBS. Please go ahead.

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

Good morning, Steve.

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Steven Fisher Analyst, UBS Securities LLC	Q

Thanks. Good morning. And it sounds like a very challenging overall backdrop, but just wanted to ask you about the backlog and the cadence of EBITDA for the next couple of quarters. Within the context of that $730 million roughly in backlog, what's the duration of that? Is that all expected to be shipped within this year? Just curious how much coverage you have on your plan for Q3 and then Q4 and then if there's a cadence of the roughly $70 million of EBITDA that you still expect for Q3 versus for Q4?

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

Yeah.

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Brian Patrick Regan Executive Vice President & Chief Financial Officer, The Manitowoc Co., Inc.	A

It's Brian. We always have seasonality with Q3 and Q4 with Q4 being the better of the two quarters. From a backlog standpoint, I'd say most of that backlog is expected to ship this year. That's pretty normal when you look at our backlog with the vast majority of it being for Q3. And then, we've got some good coverage in Q4 as well.

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Steven Fisher Analyst, UBS Securities LLC	Q

Okay. That's helpful. And then, just want to understand maybe a little bit more about the regional dynamics on the orders. It sounds like obviously pretty strong orders in Europe. Just kind of curious how to think about the book-to- bill here in the various regions within your kind of overall 0.8-ish times, 0.9 times. Like was US like an under 0.5 times and Europe was kind of a north of a 1 times? How do we think about sort of that regional dynamics on orders?

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

Yeah. So with respect to the orders, to me, the main area to focus on right now is the Americas. And we sort of live in two worlds, because we have the MGX distribution business, which of course they had inventory sitting on the ground that's pre-tariff. So, demand there was really good and business was good. On the other side, we have the, I'll call it, legacy Americas portion of the business, which is much more dealer-oriented. That's where we're closely tracking what our orders are and what challenges.

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Steven Fisher Analyst, UBS Securities LLC	Q

Okay. And then, just on the tariffs, right, it sounds like a lower overall impact, but I guess lower units. I guess can you talk a little bit about the sort of the per unit tariff impact and kind of price versus cost dynamics you're expecting for both Q3 and Q4?

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

Yeah. So it's – we can't speak, we never speak about every single model, but every – literally every single model varies depending on where the cranes are coming from or where the parts are coming from. So that's quite the mix. And likewise, most of our competitors are either in Japan or Germany, so there's a lot to shake out in terms of the way that the tariffs flow through and then actually the customer we have.

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Steven Fisher Analyst, UBS Securities LLC	Q

Okay. And then, just lastly from me on the US market, maybe just talk about some of the puts and takes. I mean, it seems like the general message from the broad value chain we're hearing, the public sector is still pretty good in terms of demand. On the private side, still lots of structural investment in terms of data centers and various other projects. Are you seeing those areas of strength and is that what surge is causing people to buy the units that are pre-tariff, but there's just not enough confidence in that demand going forward to kind of put new orders in, without knowing really what kind of the pricing dynamics are going to be, is that how to think about it?

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

Yeah. The other element you have to consider is people managing their fleets, and so they can choose to wait and see where pricing ends up. And that's what we're really seeing is folks managing their day to day. In terms of actual activity, pre-rental houses are busy and positive and that all looks good. It's just there's so much uncertainty around what the prices of a crane is going to be. And as I said on the call, if you got a machine that's

$2 million or $3 million and all of a sudden it's [ph] 15% and (00:18:39) you are hoping it's going to be $5 million, that's a pretty dramatic change in terms of expectation. So – and then, likewise, in order to finance, to justify, you're going to have the rental rates go up. So the market needs to play out in the next six months before we really get a good feel for where we land.

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Steven Fisher Analyst, UBS Securities LLC	Q

Okay. Thanks very much for the time.

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

Thanks.

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Brian Patrick Regan Executive Vice President & Chief Financial Officer, The Manitowoc Co., Inc.	A

Thanks, Steven.

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Operator: Thank you. [Operator Instructions] Our next question will come from Mig Dobre with Baird. Please go ahead.

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

Good morning, Mig.

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Brian Patrick Regan Executive Vice President & Chief Financial Officer, The Manitowoc Co., Inc.	A

Hi, Mig.

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Mircea Dobre Analyst, Robert W. Baird & Co., Inc.	Q

Yeah. Good morning. Thank you for the time. So, just to pick up where Steve sort of left it here with his questions, what's interesting to me is that in the US market, right, I mean, if you're talking about this uncertainty around pricing that is impacting customers, wouldn't that create an incentive for customers to actually order ahead of these price increases and try to be a little more proactive at securing whatever units they have at pre-tariff levels? To me, it would have seemed like Q2 would have been a quarter in which a bunch of that activity could have occurred, so that people can actually lock in prices before you really kind of start making your adjustments as the year progresses?

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

[ph] We'll have you (00:20:11) shipment from Germany in an instance like all-terrain cranes, everyone is – from my point of view, I think customers were hoping that we would end up with even the 10% tariff and now it's turned out to be 15%, so people were holding off there. And anytime you're shipping something from that far away, that creates more reluctance and concern, because you don't really lock yourself into a price whenever you cut the deal.

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Brian Patrick Regan Executive Vice President & Chief Financial Officer, The Manitowoc Co., Inc.	A

Yeah. And for the vast majority of our orders, they're going to include the price adjustment because we knew during the quarter that there was going to be some level of tariffs.

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Mircea Dobre Analyst, Robert W. Baird & Co., Inc.	Q

Okay. So, now we have 15% tariffs. What does that do for demand? Is that – because your commentary is obviously more cautious than it was three months ago. Are these tariffs – and within the framework that you provided, you're saying $35 million as opposed to something that was much larger previously. In terms of these offsets, first, I guess, how are you offsetting the tariffs? And then second, as the customers now know that there's a 15% tariff, does that imply that demand here is going to be curtailed for a prolonged period of time? Or do you think this is just a function of we need a near-term adjustment and eventually they're going to digest that and we're back to the races in 2026?

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

Yeah. Well, I think there's two dynamics here. One is relative to dealer inventory, and then one is relative to what the crane rental house is going to buy. So in terms of our dealers, I mean, they've hit the pause button and certain point they're not to have any inventory. They're going to have to make some decisions. So from my point of view, this is probably, I mean, I think it's six months to sort of sort out. I mean, even if I look at July, July was roughly the same as the previous three months. So, folks are making the purchases that they need to make or have to make. And if they have any more flexibility in terms of timing, which most crane rental houses do, given the nature of cranes, they're being a little more cautious. But don't forget, from a pricing standpoint, when you got the [ph] end at $150 (00:22:20), there's room for folks to eat potentially their tariffs. We don't know exactly how that's going to play out in the long run.

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Mircea Dobre Analyst, Robert W. Baird & Co., Inc.	Q

Look, but how are you offsetting these tariffs, the $35 million? You're saying you're going to mitigate at 90%. How are you doing that?

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

Price increases.

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Mircea Dobre Analyst, Robert W. Baird & Co., Inc.	Q

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You're doing that with price increases? Just mathematically, if I'm looking at your Americas revenue and I'm looking at the, call it, $30 million of incremental tariff headwind, that does not appear to be very significant. We're only talking like 2.5%. So, I recognize that I'm basically spreading it across the entire business while only certain products are impacted here. But my question to you would be, does it make sense to spread the tariff impact across all your products and try to sort of like minimize the drag on demand or are you being sort of very targeted in saying, hey this model's coming from Europe, we're going to put the full bulk tariff pricing on this one as opposed to something that's manufactured domestically?

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

We're very targeted. You have to remember we have to go through piles of HTS codes for every component that goes on to the local unit, so you have to go unit by unit.

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Brian Patrick Regan Executive Vice President & Chief Financial Officer, The Manitowoc Co., Inc.	A

And remember, there's different tariffs. And we talked about in Q1 you've got the reciprocal tariffs that are coming from whole goods that we produce in Europe that we're bringing to customers in the US. So there's that aspect of it. But then there's also tariffs like the steel tariffs that we're getting that is in our product. So, how we're addressing it and the percentage of impact, obviously the ones that are the reciprocal tariff is on, it's going to be that 15% on those products. So the other stuff we're – it's less of a direct offset of the tariff. It's a price increase.

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Mircea Dobre Analyst, Robert W. Baird & Co., Inc.	Q

Okay. Yeah. I guess lastly from me and I don't know if this is a question, maybe it's a comment and you can comment back. When I'm looking at your updated tariff view, it's less bad than it was three months ago. Your commentary is more cautious. There's a divergence here that I think is, at least to me personally, a little bit surprising. So, I guess I'll leave it at that.

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

I said on the last call, I was – I'm always nervous about price elasticity in the crane business. And that's what we're seeing right now as folks are hitting the brakes, because the tariffs are 15% on the reciprocals. And of course, we have all that 232 and 301s that are impacting our locally produced stuff. So, from my point of view, it's the upward and the middle of the – we're in the eye of the storm and we're seeing exactly how folks are behaving. And on the last call, it was more of like a sort of guess at that point because we didn't have enough data to know how they would respond.

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Brian Patrick Regan Executive Vice President & Chief Financial Officer, The Manitowoc Co., Inc.	A

And when we gave the information last quarter, we said, hey, this is our expectation based on current demand. We don't know what it's going to do to demand. And we've seen impact on demand during Q2, which is going to impact our full year.

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Mircea Dobre Analyst, Robert W. Baird & Co., Inc.	Q

Fair enough. Appreciate the time.

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Operator: And our next question will come from Cliff Ransom with Ransom Research. Please go ahead.

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

Good morning, Cliff.

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Cliff F. Ransom President, Ransom Research, Inc.	Q

Good morning, folks. Thank you again for the opportunity to work with your folks in Italy. It was very instructive. Look, after 50 years around the [obscenity] (00:26:04) lift business, this recovery from cycles and the going into down-strokes is very difficult. Let me ask a 35,000-foot question. If you look back, say, three to five years at Manitowoc and the institution of the Manitowoc Way, what about Lean thinking has enhanced your ability to respond to rapidly changing exterior events? What do you think has happened to your culture?

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

Yeah. I think a big part of what we've done, if you look back historically, we're very, very vertically integrated and so we didn't have the flexibility to go up or go down, quite frankly, very easily or fast. So, we've done a lot of work on our supply chain in order to have more access to more parts and to continue to move. So, if we go up 10% or 20%, we can react faster than we could have, say, 5 years ago or 10 years ago.

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Cliff F. Ransom President, Ransom Research, Inc.	Q

I was really thinking more about what happens internally. Maybe I'm asking a mindset question which is too hard to answer. One of the things about Lean thinking is that the whole – what's the right word – the whole review process is so disciplined. You tend to discover trends faster than companies that don't exercise that methodology. Am I barking up the wrong tree here or is that something real?

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

No, I think it's 100% real. And look, what we talk about a lot of times is the feedback from our customers is almost instant. We're in a lot of industry. We talk to the owners of the people that own the crane rental houses or the CEOs, because everyone's so involved in their big purchases. So in terms of how we build our build

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schedules and [ph] so our tech (00:27:55) times and how they run the lines, I think getting that input, we get it pretty instantly. I mean, even this morning I was getting feedback from customers. So, I think that makes a big difference in terms of how we look out the next six months and how we see the dynamics play out.

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Cliff F. Ransom President, Ransom Research, Inc.	Q

Got it. And you talked about like making adjustments in the second half of the year to, let's call it, protect cash flow. What specific things will you be doing?

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

Yeah. So we took down our build schedules at a couple of different locations. So it's Shady Grove and Wilhelmshaven specifically, and it's just dependent on the product line relative to what we do is we track our backlog, we track the orders, we track the trends and how much dealer inventory is out there and try to guess where we think demand will be six months from now. So, based on where current rates are, we need to start to adjust our build schedules now and make sure that our supply chain doesn't get overwhelmed or over overheated as we get into the back end of the year.

Cliff F. Ransom President, Ransom Research, Inc.	Q

And I got cut off the call twice, but I got reconnected. When you talk about getting your net leverage down, did you at some point give us an estimate of free cash flow for the year?

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Brian Patrick Regan Executive Vice President & Chief Financial Officer, The Manitowoc Co., Inc.	A

Yeah. Our free cash flow for the year is expected to be on the low end of our original range, so we're thinking about $10 million to $15 million for the full year.

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Cliff F. Ransom President, Ransom Research, Inc.	Q

Okay. And what was your best expectation in the year for free cash flow?

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Brian Patrick Regan Executive Vice President & Chief Financial Officer, The Manitowoc Co., Inc.	A

When we gave our plan, I think it was $45 million.

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Cliff F. Ransom President, Ransom Research, Inc.	Q

Okay, I got it. That's fine. Yeah, I remember that number. Thanks. I have one last question, if I may. I just have to find it. No, that'll do it. Thanks, guys. Appreciate it.

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Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

Thanks, Cliff.

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Brian Patrick Regan Executive Vice President & Chief Financial Officer, The Manitowoc Co., Inc.	A

Thanks, Cliff.

...

Aaron H. Ravenscroft President, Chief Executive Officer & Director, The Manitowoc Co., Inc.	A

Have a good day.

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Operator: And this concludes our question-and-answer session. I'd like to turn the conference back over to Ion Warner for any closing remarks.

Ion Warner

Senior Vice President-Marketing & Investor Relations, The Manitowoc Co., Inc.

Thank you. Please note that a replay of our second quarter 2025 earnings call will be available later this morning by accessing the Investor Relations section of our website at manitowoc.com. Thank you, everyone, for joining us today and for your continued interest in the Manitowoc Company. We look forward to speaking with you again next quarter.

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Operator: The conference has now concluded. Thank you for attending today's presentation. You may now disconnect your lines.

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